Exhibit 10.19

ORACLE LICENSE AND SERVICES AGREEMENT

A.	Agreement Definitions

“You” and “your” refers to the individual or entity that has executed this agreement (“agreement”) and ordered programs and/or services from Oracle USA, Inc. (“Oracle”) or an authorized distributor. The term “ancillary programs” refers to third party materials as specified in the program documentation which may only be used for the purposes of installing or operating the programs with which the ancillary programs are delivered. The term “program documentation” refers to the program user manual and program installation manuals. The term “programs” refers to the software products owned or distributed by Oracle which you have ordered, program documentation, and any program updates acquired through technical support. The term “services” refers to technical support, education, hosted/outsourcing services, consulting or other services which you have ordered. The term “third party programs” refers to programs designated in an ordering document as a third party program.

B.	Applicability of Agreement

This agreement is valid for the order which this agreement accompanies.

C.	Rights Granted

Upon Oracle’s acceptance of your order, you have the non-exclusive, royalty free, perpetual (unless otherwise specified in the ordering document), limited right to use the programs and receive any services you ordered solely for your internal business operations and subject to the terms of this agreement, including the definitions and rules set forth in the order and the program documentation. For programs that are specifically designed to allow your customers and suppliers to interact with you in the furtherance of your internal business operations, such use is allowed under this agreement. You may allow your agents and contractors (including, without limitation, outsourcers) to use the programs for this purpose and you are responsible for their compliance with this agreement in such use. If accepted, Oracle will notify you and this notice will include a copy of your agreement. Program documentation is delivered with the programs, or you may access the documentation online at http://oracle.com/contracts. Services are provided based on Oracle’s policies for the applicable services ordered, which are subject to change, and the specific policies applicable to you, and how to access them, will be specified on your order (except technical support services, which are as specified in section H of this agreement). Upon payment for services, you will have a perpetual, non-exclusive, non-assignable, royalty free license to use for your internal business operations anything developed by Oracle and delivered to you under this agreement; however, certain deliverables may be subject to additional license terms provided in the ordering document.

The services provided under this agreement may be related to your license to use programs which you acquire under a separate order. The agreement referenced in that order shall govern your use of such programs. Any services acquired from Oracle are bid separately from such program licenses, and you may acquire either services or such program licenses without acquiring the other.

D.	Ownership and Restrictions

Oracle or its licensors retain all ownership and intellectual property rights to the programs. Oracle retains all ownership and intellectual property rights to anything developed by Oracle and delivered to you under this agreement resulting from the services. You may make a sufficient number of copies of each program (other than for Siebel programs), for your licensed use and one copy of each program media. With respect to Siebel programs, you may only make a sufficient number of copies of each such program to support the maximum number of users of such program(s).

Third party technology that may be appropriate or necessary for use with some Oracle programs is specified in the program documentation. Such third party technology is licensed to you under the terms of the third party technology license agreement specified in the program documentation and not under the terms of this agreement.

You may not remove or modify any program markings or any notice of Oracle’s or its licensors’ proprietary rights;

You may not make the programs or materials resulting from the services available in any manner to any third party for use in the third party’s business operations (unless such access is expressly permitted for the specific program license or materials from the services you have acquired).

You may not cause or permit reverse engineering (unless required by law for interoperability), disassembly or decompilation of the programs.

You may not disclose results of any program benchmark tests without Oracle’s prior written consent.

You may not use third party programs except in connection with PeopleSoft and/or JD Edwards programs.

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E.	Warranties, Disclaimers, and Exclusive Remedies

Oracle warrants that a program licensed to you will operate in all material respects as described in the applicable program documentation for one year after delivery (i.e. via physical shipment or electronic download). You must notify Oracle of any program warranty deficiency within one year after delivery. Oracle also warrants that services ordered will be provided in a professional manner consistent with industry standards. You must notify Oracle of any services warranty deficiencies within 90 days from performance of the defective services.

ORACLE DOES NOT GUARANTEE THAT THE PROGRAMS WILL PERFORM ERROR-FREE OR UNINTERRUPTED OR THAT ORACLE WILL CORRECT ALL PROGRAM ERRORS.

FOR ANY BREACH OF THE ABOVE WARRANTIES, YOUR EXCLUSIVE REMEDY, AND ORACLE’S ENTIRE LIABILITY, SHALL BE: (A) THE CORRECTION OF PROGRAM ERRORS THAT CAUSE BREACH OF THE WARRANTY, OR IF ORACLE CANNOT SUBSTANTIALLY CORRECT SUCH BREACH IN A COMMERCIALLY REASONABLE MANNER, YOU MAY END YOUR PROGRAM LICENSE AND RECOVER THE FEES PAID TO ORACLE FOR THE PROGRAM LICENSE AND ANY UNUSED, PREPAID TECHNICAL SUPPORT FEES YOU HAVE PAID FOR THE PROGRAM LICENSE; OR (B) THE REPERFORMANCE OF THE DEFICIENT SERVICES, OR IF ORACLE CANNOT SUBSTANTIALLY CORRECT A BREACH IN A COMMERCIALLY REASONABLE MANNER, YOU MAY END THE RELEVANT SERVICES AND RECOVER THE FEES PAID TO ORACLE FOR THE DEFICIENT SERVICES.

With respect to third party programs and ancillary programs (as defined in section A above), Oracle will pass through to you, to the fullest extent possible, the warranties from Oracle’s licensors as they relate to third party programs.

TO THE EXTENT PERMITTED BY LAW, THESE WARRANTIES ARE EXCLUSIVE AND THERE ARE NO OTHER EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS, INCLUDING WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

F.	Trial Programs

You may order trial programs, or Oracle may include additional programs with your order which you may use for trial, non-production purposes only. You may not use the trial programs to provide or attend third party training on the content and/or functionality of the programs. You have 30 days from the delivery date to evaluate these programs. If you decide to use any of these programs after the 30 day trial period, you must obtain a license for such programs from Oracle or an authorized distributor. If you decide not to obtain a license for any program after the 30 day trial period, you will cease using and will delete any such programs from your computer systems. Programs licensed for trial purposes are provided “as is” and Oracle does not provide technical support or offer any warranties for these programs.

G.	Indemnification

If a third party makes a claim against either you or Oracle (“Recipient” which may refer to you or Oracle depending upon which party received the Material), that any information, design, specification, instruction, software, data, or material (“Material”) furnished by either you or Oracle (“Provider” which may refer to you or Oracle depending on which party provided the Material), and used by the Recipient infringes its intellectual property rights, the Provider, at its sole cost and expense, will defend the Recipient against the claim and indemnify the Recipient from the damages, liabilities, costs and expenses awarded by the court to the third party claiming infringement or the settlement agreed to by the Provider, if the Recipient does the following:

•	notifies the Provider promptly in writing, not later than 30 days after the Recipient receives notice of the claim (or sooner if required by applicable law);

•	gives the Provider sole control of the defense and any settlement negotiations; and

•	gives the Provider the information, authority, and assistance the Provider needs to defend against or settle the claim.

If the Provider believes or it is determined that any of the Material may have violated a third party’s intellectual property rights, the Provider may choose to either modify the Material to be non-infringing (while substantially preserving its utility or functionality) or obtain a license to allow for continued use, or if these alternatives are not commercially reasonable, the Provider may end the license for, and require return of, the applicable Material and refund any fees the Recipient may have paid for it and any unused, prepaid technical support fees you have paid for the license. If you are the Provider and such return materially affects Oracle’s ability to meet its obligations under the relevant order, then Oracle may, at its option and upon 30 days prior written notice, terminate the order. The Provider will not indemnify the Recipient if the Recipient alters the Material or uses it outside the scope of use identified in the Provider’s user documentation or if the Recipient uses a version of the Materials which has been superseded, if the infringement claim could have been avoided by using an unaltered current version of the Material which was provided to the Recipient. The Provider will not indemnify the Recipient to the extent that an infringement claim is based upon any information, design, specification, instruction, software, data, or material not furnished by

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the Provider. Oracle will not indemnify you to the extent that an infringement claim is based upon the combination of any Material with any products or services not provided by Oracle. Oracle will not indemnify you for infringement caused by your actions against any third party if the Oracle program(s) as delivered to you and used in accordance with the terms of this agreement would not otherwise infringe any third party intellectual property rights. This section provides the parties’ exclusive remedy for any infringement claims or damages.

H.	Technical Support

Technical Support: For purposes of the ordering document, technical support consists of annual technical support services you may have ordered for the supportable programs. The term “supportable programs” refers to those programs for which Oracle offers annual technical support services, including third party programs specifically designated on the order as supportable programs. If ordered, annual technical support (including first year and all subsequent years) is provided under Oracle’s technical support policies in effect at the time the services are provided. The technical support policies, incorporated in this agreement, are subject to change at Oracle’s discretion; however, Oracle will not materially reduce the level of services provided for supported programs during the period for which fees for technical support have been paid. You should review the policies prior to entering into the ordering document for the applicable services. You may access the current version of the technical support policies at http://oracle.com/contracts.

Technical support is effective upon the effective date of the ordering document unless otherwise stated in your order. If your order was placed through the Oracle Store, the effective date is the date your order was accepted by Oracle.

Software Update License & Support (or any successor technical support offering to Software Update License & Support, “SULS”) acquired with your order may be renewed annually and, if you renew SULS for the same number of licenses for the same programs, for the first and second renewal years the fee for SULS, will not increase by more than 4% over the prior year’s fees. There is no cap on fee increases for SULS for third party programs; unless otherwise provided in your order, the SULS fee for third party programs that are identified as supportable programs licensed pursuant to an ordering document will equal the fee in effect at the time SULS is renewed. If your order is fulfilled by a member of Oracle’s partner program, the fee for SULS for the first renewal year will be the price quoted to you by your partner; the fee for SULS for the second renewal year will not increase by more than 4% over the prior year’s fees. There is no cap on fee increases for SULS for third party programs; unless otherwise provided in your order, the SULS fee for third party programs that are identified as supportable programs licensed pursuant to an ordering document will equal the fee in effect at the time SULS is renewed.

If you decide to purchase technical support for any license within a license set, you are required to purchase technical support at the same level for all licenses within that license set. You may desupport a subset of licenses in a license set only if you agree to terminate that subset of licenses. The technical support fees for the remaining licenses will be priced in accordance with the technical support policies in effect at the time of termination. Oracle’s license set definition is available in the current technical support policies. If you decide not to purchase technical support, you may not update any unsupported program licenses with new versions of the program.

I.	End of Agreement

If either of us breaches a material term of this agreement and fails to correct the breach within 30 days of written specification of the breach, then the breaching party is in default and the non-breaching party may terminate this agreement. If Oracle ends this agreement as specified in the preceding sentence, you must pay within 30 days all amounts which have accrued prior to such end, as well as all sums remaining unpaid for programs ordered and/or services received under this agreement plus related taxes and expenses. If Oracle ends the license for a program under the Indemnification section, you must pay within 30 days all amounts for such license which have accrued prior to such end, as well as all sums remaining unpaid for services related thereto received under this agreement plus related taxes and expenses. Except for nonpayment of fees, the non-breaching party may agree in its sole discretion to extend the 30 day period for so long as the breaching party continues reasonable efforts to cure the breach. You agree that if you are in default under this agreement, you may not use those programs and/or services ordered. You further agree that if you have used an Oracle Financing Division contract to pay for the fees due under an order and you are in default under that contract, you may not use the programs and/or services that are subject to such contract. Provisions that survive termination or expiration are those relating to limitation of liability, infringement indemnity, payment, and others which by their nature are intended to survive.

J.	Fees and Taxes

All fees payable to Oracle are due within 30 days from the invoice date. You agree to pay any sales, value-added or other similar taxes imposed by applicable law that Oracle must pay based on the programs and/or services you ordered, except for taxes based on Oracle’s income. Also, you will reimburse Oracle for reasonable expenses related to providing the services. Fees for services listed in an ordering document are exclusive of taxes and expenses. You agree that you have not relied on the future availability of any programs or updates in entering into the payment obligations in your ordering document; however, (a) if you order SULS for programs, the preceding sentence does not relieve Oracle of its obligation to provide updates under your ordering document, if-and-when available, in accordance with Oracle’s then current technical support policies, and (b) the preceding sentence does not change the rights granted to you for any program licensed under your ordering document, per the terms of your ordering document and this agreement.

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K.	Nondisclosure

By virtue of this agreement, the parties may have access to information that is confidential to one another (“confidential information”). We each agree to disclose only information that is required for the performance of obligations under this agreement. Confidential information shall be limited to the terms and pricing under this agreement and all information clearly identified as confidential at the time of disclosure.

A party’s confidential information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party’s lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on the disclosure; or (d) is independently developed by the other party.

We each agree to hold each other’s confidential information in confidence for a period of three years from the date of disclosure. Also, we each agree to disclose confidential information only to those employees or agents who are required to protect it against unauthorized disclosure. Nothing shall prevent either party from disclosing the terms or pricing under this agreement or orders submitted under this agreement in any legal proceeding arising from or in connection with this agreement or disclosing the confidential information to a federal or state governmental entity as required by law.

L.	Entire Agreement

You agree that this agreement and the information which is incorporated into this agreement by written reference (including reference to information contained in a URL or referenced policy), together with the applicable ordering document, are the complete agreement for the programs and/or services ordered by you, and that this agreement supersedes all prior or contemporaneous agreements or representations, written or oral, regarding such programs and/or services. If any term of this agreement is found to be invalid or unenforceable, the remaining provisions will remain effective and such term shall be replaced with a term consistent with the purpose and intent of this agreement. It is expressly agreed that the terms of this agreement and any Oracle ordering document shall supersede the terms in any purchase order or other non-Oracle ordering document and no terms included in any such purchase order or other non-Oracle ordering document shall apply to the programs and/or services ordered. This agreement and ordering documents may not be modified and the rights and restrictions may not be altered or waived except in a writing signed or accepted online through the Oracle Store by authorized representatives of you and of Oracle. Any notice required under this agreement shall be provided to the other party in writing.

M.	Limitation of Liability

NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OF PROFITS, REVENUE, DATA, OR DATA USE. ORACLE’S MAXIMUM LIABILITY FOR ANY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR YOUR ORDER, WHETHER IN CONTRACT OR TORT, OR OTHERWISE, SHALL BE LIMITED TO THE AMOUNT OF THE FEES YOU PAID ORACLE UNDER THIS AGREEMENT, AND IF SUCH DAMAGES RESULT FROM YOUR USE OF PROGRAMS OR SERVICES, SUCH LIABILITY SHALL BE LIMITED TO THE FEES YOU PAID ORACLE FOR THE DEFICIENT PROGRAM OR SERVICES GIVING RISE TO THE LIABILITY.

N.	Export

Export laws and regulations of the United States and any other relevant local export laws and regulations apply to the programs. You agree that such export control laws govern your use of the programs (including technical data) and any services deliverables provided under this agreement, and you agree to comply with all such export laws and regulations (including “deemed export” and “deemed re-export” regulations. You agree that no data, information, program and/or materials resulting from services (or direct product thereof) will be exported, directly or indirectly, in violation of these laws, or will be used for any purpose prohibited by these laws including, without limitation, nuclear, chemical, or biological weapons proliferation, or development of missile technology.

O.	Other

1. This agreement is governed by the substantive and procedural laws of California and you and Oracle agree to submit to the exclusive jurisdiction of, and venue in, the courts in San Francisco, San Mateo, or Santa Clara counties in California in any dispute arising out of or relating to this agreement.

2. If you have a dispute with Oracle or if you wish to provide a notice under the Indemnification section of this agreement, or if you become subject to insolvency or other similar legal proceedings, you will promptly send written notice to: Oracle USA, Inc., 500 Oracle Parkway, Redwood City, California, United States, 94065, Attention: General Counsel, Legal Department.

3. You may not assign this agreement or give or transfer the programs and/or any services or an interest in them to another individual or entity. If you grant a security interest in the programs and/or any services deliverables, the secured party has no right to use or transfer the programs and/or any services deliverables, and if you decide to finance your acquisition of the programs and/or any services, you will follow Oracle’s policies regarding financing which are at http://oracle.com/contracts.

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4. Except for actions for nonpayment or breach of Oracle’s proprietary rights, no action, regardless of form, arising out of or relating to this agreement may be brought by either party more than two years after the cause of action has accrued.

5. Upon 45 days written notice, Oracle may audit your use of the programs. You agree to cooperate with Oracle’s audit and provide reasonable assistance and access to information. Any such audit shall not unreasonably interfere with your normal business operations. You agree to pay within 30 days of written notification any fees applicable to your use of the programs in excess of your license rights. If you do not pay, Oracle can end your technical support, licenses and/or this agreement. You agree that Oracle shall not be responsible for any of your costs incurred in cooperating with the audit.

6. The Uniform Computer Information Transactions Act does not apply to this agreement.

P.	Force Majeure

Neither of us shall be responsible for failure or delay of performance if caused by: an act of war, hostility, or sabotage; act of God; electrical, internet, or telecommunication outage that is not caused by the obligated party; government restrictions (including the denial or cancellation of any export or other license); other event outside the reasonable control of the obligated party. We both will use reasonable efforts to mitigate the effect of a force majeure event. If such event continues for more than 90 days, either of us may cancel unperformed services upon written notice. This section does not excuse either party’s obligation to take reasonable steps to follow its normal disaster recovery procedures or your obligation to pay for programs delivered or services provided.

Q.	License Definitions and Rules

Adapter: is defined as each software code interface, installed on each Oracle Internet Application Server Enterprise Edition, which facilitates communication of information between each version of a third party software application or system and Oracle programs.

Collaboration Program User: is defined as an individual authorized by you to use the programs which are installed on a single server or on multiple servers regardless of whether the individual is actively using the programs at any given time. For the purposes of counting and licensing the number of Real Time Collaboration users, a Collaboration Program User within your company is defined as a user able to initiate, or host, a web conference and also participate in a web conference; all participants in the web conference external to your company and attending a web conference are not required to be licensed.

Computer: is defined as the computer on which the programs are installed. A Computer license allows you to use the licensed program on a single specified computer.

Connector: is defined as each connector connecting the software product with an external product. A unique connector is required for each distinct product that the software product is required to interface.

Developer User: is defined as an individual authorized by you to use the programs which are installed on a single server or multiple servers, regardless of whether the individual is actively using the programs at any given time. Developer Users may create, modify, view and interact with the programs and documentation.

Employee: is defined as all of your full-time, part-time, temporary employees and all of your agents, contractors and consultants. The quantity of the licenses required is determined by the number of Employees and not the actual number of users. In the event that you elect to outsource any business function(s), all of the full-time, part-time, temporary employees and agents, contractors and consultants of the company providing the outsourcing services must be counted for the purposes of determining the number of Employees.

Federated Link: is defined as a one-to-one pairing between a source domain and a destination domain. A source domain is the point of origin for a request. A destination domain contains the resource that users from source domains want to access. One source domain might have many pairings with different destination domains and one destination domain might have many pairings with different source domains. Each and every pairing is a federated link.

Hosted Named User: is defined as an individual authorized by you to access the hosted service, regardless of whether the individual is actively accessing the hosted service at any given time.

IVR Port: is defined as a single caller that can be processed via the Interactive Voice Response (IVR) system. You must purchase licenses for the number of IVR Ports that represent the maximum number of concurrent callers that can be processed by the IVR system.

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Learning Credits: may be used to acquire education products and services offered in the Oracle University online catalogue posted at http://www.oracle.com/education under the terms specified therein. Learning credits may only be used to acquire products and services at the list price in effect at the time you order the relevant product or service, and may not be used for any product or service that is subject to a discount or a promotion when you order the relevant product or service. The list price will be reduced by applying the discount specified on your order. Notwithstanding anything to the contrary in the previous three sentences, learning credits may also be used to pay taxes, materials and/or expenses related to your order; however, the discount specified above will not be applied to such taxes, materials and/or expenses. Learning credits are valid for a period of 12 months from the date your order is accepted by Oracle, and you must acquire products and must use any acquired services prior to the end of such period. You may only use learning credits in the country in which you acquired them, may not use them as a payment method for additional learning credits, and may not use different learning credits accounts to acquire a single product or service or to pay related taxes, materials and/or expenses. Learning credits are non-transferable and non-assignable. You may be required to execute standard Oracle ordering materials when using learning credits to order products or services.

Monitored User: is defined as an individual who is monitored by an Analytics program which is installed on a single server or multiple servers, regardless of whether the individual is actively being monitored at any given time. Individual users who are licensed for an Analytics program by either Named User Plus or Application User may not be licensed by Monitored User. For the purposes of the Usage Accelerator Analytics program, every user of your licensed CRM Sales application program must be licensed. For the purposes of the Human Resources Compensation Analytics program, all of your employees must be licensed.

Named User Plus: is defined as an individual authorized by you to use the programs which are installed on a single server or multiple servers, regardless of whether the individual is actively using the programs at any given time. A non human operated device will be counted as a named user plus in addition to all individuals authorized to use the programs, if such devices can access the programs. If multiplexing hardware or software (e.g., a TP monitor or a web server product) is used, this number must be measured at the multiplexing front end. Automated batching of data from computer to computer is permitted. You are responsible for ensuring that the named user plus per processor minimums are maintained for the programs contained in the user minimum table in the licensing rules section; the minimums table provides for the minimum number of named users plus required and all actual users must be licensed.

For the purposes of the following programs: Configuration Management Pack for Non-Oracle Systems, System Monitoring Plug-in for Hosts, System Monitoring Plug-in for Non Oracle Databases, System Monitoring Plug-in for Non Oracle Middleware and Provisioning Pack, only the users of the third party program that is being managed/monitored are counted for the purpose of determining the number of licenses required.

For the purposes of the following programs: Application Management Pack for Oracle E-Business Suite, Application Management Pack for Siebel, and Application Management Pack for PeopleSoft Enterprise, all users of the middleware and/or database software that support the respective application program are counted for the purpose of determining the number of licenses required.

Network Device: is defined as the hardware and/or software whose primary purpose is to route and control communications between computers or computer networks. Examples of network devices include but are not limited to, routers, firewalls and network load balancers.

Non Employee User - External: is defined as an individual, who is not your employee, contractor or outsourcer, authorized by you to use the programs which are installed on a single server or multiple servers, regardless of whether or not the individual is actively using the programs at any given time.

Oracle Finance Division Contract: is a contract between you and Oracle (or one of Oracle’s affiliates) that provides for payments over time of some or all of the sums due under your order.

Oracle University Knowledge Center Service: is defined as a web based learning environment hosted by Oracle that provides on demand access to either an individual Oracle University training course (“Online Course”) or to all of the Oracle University training courses available on the Knowledge Center website (“Passport”). The Oracle University Knowledge Center service is available at http://www.oracle.com/education/oukc/, and is made available to you subject to the terms of this agreement and Oracle University’s Online Hosting Access Policies, which are located at http://www.oracle.com/education/oukc/hosting_policies.html and may be updated by Oracle from time to time without notice to you. Online Courses are made available on a named user basis, and the Passport is made available on a membership basis. In the event that any Oracle programs are made available for download as part of the service, then use of such programs is subject to the terms of this agreement. If you acquire the Oracle University Knowledge Center service, the term shall be one year from the effective date of your order. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, ORACLE DOES NOT WARRANT THAT THE ORACLE UNIVERSITY KNOWLEDGE CENTER SERVICE WILL BE PROVIDED UNINTERRUPTED OR ERROR-FREE.

Processor: shall be defined as all processors where the Oracle programs are installed and/or running. Programs licensed on processor basis may be accessed by your internal users (including agents and contractors) and by your third party users. For

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the purposes of counting the number of processors which require licensing for a Sun UltraSPARC T1 processor with 4, 6 or 8 cores at 1.0 gigahertz or 8 cores at 1.2 gigahertz for only those servers specified on the Sun Server Table which can be accessed at http://oracle.com/contracts, “n” cores shall be determined by multiplying the total number of cores by a core processor licensing factor of ..25. For the purposes of counting the number of processors which require licensing for AMD and Intel multicore chips, “n” cores shall be determined by multiplying the total number of cores by a core processor licensing factor of .50. For the purposes of counting the number of processors which require licensing for all hardware platforms not otherwise specified in this section, a multicore chip with “n” cores shall be determined by multiplying “n” cores by a core processor licensing factor of .75. All cores on all multicore chips for each licensed program for each core processor licensing factor listed above are to be aggregated before multiplying by the appropriate core processor licensing factor and all fractions of a number are to be rounded up to the next whole number. When licensing Oracle programs with Standard Edition One or Standard Edition in the product name, a processor is counted equivalent to an occupied socket.

For example, a Sun UltraSPARC T1 based server installed and/or running the program (other than Standard Edition One programs or Standard Edition programs) on 6 cores would require 2 processor licenses (6 multiplied by a core processor licensing factor of .25 equals 1.50 which is then rounded up to the next whole number which is 2). An Intel or AMD based server installed and/or running the program (other than Standard Edition One programs or Standard Edition programs) on 7 cores would require 4 processor licenses (7 multiplied by a core processor licensing factor of .50 equals 3.50 which is then rounded up to the next whole number which is 4). Two multicore servers, for hardware platforms not specified above, installed and/or running the program on 10 cores would require 8 processor licenses (10 multiplied by a core processor licensing factor of .75 equals 7.50 which is then rounded up to the next whole number which is 8).

For the purposes of the following programs: Configuration Management Pack for Non-Oracle Systems, System Monitoring Plug-in for Hosts, System Monitoring Plug-in for Non Oracle Databases, System Monitoring Plug-in for Non Oracle Middleware and Provisioning Pack, only the processors on which the third party program that is being managed/monitored are running are counted for the purpose of determining the number of licenses required.

For the purposes of the following programs: Application Management Pack for Oracle E-Business Suite, Application Management Pack for Siebel, and Application Management Pack for PeopleSoft Enterprise, all processors on which the middleware and/or database software that support the respective application program are running are counted for the purpose of determining the number of licenses required.

For the Healthcare Transaction Base program, only the processors on which Internet Application Server Enterprise Edition and this program are installed and/or running are counted for the purpose of determining the number of licenses required. For the iSupport, iStore and Configurator programs, only the processors on which Internet Application Server (Standard Edition and/or Enterprise Edition) and the licensed program are running are counted for the purpose of determining the number of licenses required for the licensed program; under these licenses you may also install and/or run the licensed program on the processors where a licensed Oracle Database (Standard Edition and/or Enterprise Edition) is installed and/or running.

For the purposes of the following program: Data Integrator - Target Database, each processor on which the data warehouse, data mart or target database is running are counted for the purpose of determining the number of Target Database licenses required.

For the purposes of the following program: Data Integrator - Source Database, each processor on which the source database is running are counted for the purpose of determining the number of Source Database licenses required.

Program Documentation: is defined as the Program user manual and Program installation manuals.

Technical Reference Manuals (“TRMs”): are Oracle’s confidential information. You shall use the TRMs solely for your internal data processing operations for purposes of: (a) implementing applications programs, (b) interfacing other software and hardware systems to the applications programs and (c) building extensions to applications programs. You shall not disclose, use or permit the disclosure or use by others of the TRMs for any other purpose. You shall not use the TRMs to create software that performs the same or similar functions as any of Oracle products. You agree: (a) to exercise either at least the same degree of care to safeguard the confidentiality of the TRMs as you exercise to safeguard the confidentiality of your own most important confidential information or a reasonable degree of care, whichever is greater; (b) to maintain agreements with your employees and agents that protect the confidentiality and proprietary rights of the confidential information of third parties such as Oracle and instruct your employees and agents of these requirements for the TRMs; (c) restrict disclosure of the TRMs to those of your employees and agents who have a “need to know” consistent with the purposes for which such TRMs were disclosed; (d) maintain the TRMs at all times on your premises; and (e) not to remove or destroy any proprietary or confidential legends or markings placed upon the TRMs. Oracle shall retain all title, copyright and other proprietary rights in the TRMs. TRMs are provided to you “as-is” without any warranty of any kind. Upon termination, you shall cease using, and shall return or destroy, all copies of the applicable TRMs.

Terabyte: is defined as a terabyte of computer storage space used by a storage filer equal to one trillion bytes.

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Transaction: is defined as each set of interactions that is initiated by an application user recorded by Oracle Enterprise Manager to capture availability and performance metrics used in calculating service levels. For example, the following set of interactions would represent one transaction: login, search customer, log out.

Trial Programs: are defined as additional Programs that may be included with Customer’s order which Customer has not ordered but which Customer may use for trial purposes only. Customer shall have 30 days from the delivery date to evaluate these Programs. Any use of these Programs after the 30 day trial period shall require Customer to obtain the applicable license. Programs licensed for trial purposes are provided “as is” and Oracle does not provide Technical Support or any warranties of any kind for these Programs.

Term Designation. If your program license does not specify a term, the program license is perpetual and shall continue unless terminated as otherwise provided in the agreement.

1, 2, 3, 4, 5 Year Terms: A program license specifying a 1, 2, 3, 4 or 5 Year Term shall commence on the effective date of the order and shall continue for the specified period. At the end of the specified period the program license shall terminate.

1 Year Hosting Term: A program license specifying a 1 Year Hosting Term shall commence on the effective date of the order and shall continue for a period of 1 year. At the end of the 1 year the program license shall terminate. A program license specifying a 1 Year Hosting Term may only be used for providing internet hosting services.

1 Year Oracle Hosted Term: A program license specifying a 1 Year Oracle Hosted Term shall commence on the effective date of the order and shall continue for a period of 1 year. At the end of the 1 year the program license shall terminate. A program license specifying a 1 Year Oracle Hosted Term must be hosted by Oracle.com via Computer and Administration services.

1 Year Subscription: A program license specifying a 1 Year Subscription shall commence on the effective date of the order and shall continue for a period of 1 year. At the end of the 1 year the program license shall terminate.

Failover: Your license for the following programs, Oracle Database (Enterprise Edition, Standard Edition or Standard Edition One), Oracle Database Enterprise Edition Options, Oracle Internet Application Server (Enterprise Edition, Standard Edition, Standard Edition One or Java Edition) and Oracle Internet Application Server Options, includes the right to run the licensed program(s) on an unlicensed spare computer in a failover environment for up to a total of ten separate days in any given calendar year. Any use beyond the right granted in the previous sentence must be licensed separately and the same license metric must be used when licensing the program(s).

Testing: For the purpose of testing physical copies of backups, your license for the Oracle Database (Enterprise Edition, Standard Edition or Standard Edition One) includes the right to run the database on an unlicensed computer for up to four times, not exceeding 2 days per testing, in any given calendar year.

You are responsible for ensuring that the following restrictions are not violated:

•

Oracle Database Standard Edition can only be licensed on servers that have a maximum capacity of 4 sockets. Additionally, it may be licensed on a single cluster of servers supporting up to a maximum number of 4 sockets.

•	Oracle Standard Edition One, Internet Application Server Standard Edition One and Portal Standard Edition One can only be licensed on servers that have a maximum capacity of 2 sockets.

•

Business Intelligence Standard Edition One can only be licensed on servers that have the ability to run a maximum of 2 sockets. The data sources for BI Server and BI Publisher are limited to the included Oracle Standard Edition One, one other database, and any number of flat file sources such as CSV, and XLS.

•	The number of TRACE licenses (Rdb Server Option) must match the number of licenses of the associated database.

•

The number of Diagnostics Pack and /or Configuration Management Pack licenses must match the number of licenses of the associated Internet Application Server program (Enterprise Edition, Standard Edition, Standard Edition One or Java Edition).

•

The number of Business Intelligence Server Enterprise license options must match the number of licenses of the associated Business Intelligence Server Enterprise Edition program. The number of Business Intelligence applications observer licenses of the associated Usage Accelerator Analytics program must match the number of licenses of the associated transactional CRM Sales application program.

Confidential	Page 8 of 10

•

The number of Business Intelligence applications observer licenses of the associated Human Resources Compensation Analytics program must match the total number of employees and contractors in your organization.

•	Decision Connector for Call Center must be licensed for each call center agent receiving decisions from the Oracle Real-Time Decision Server program.

•	Decision Connector for Web must be licensed for each web server Processor receiving decisions from the Oracle Real-Time Decision Server program.

•	The number of Intelligent Offer Generation for Call Center Agent licenses must match the number of licenses of the Decision Connector for Call Center program.

•

Informatica OEM PowerCenter ETL Server may not be used on a standalone basis or as a standalone ETL tool. The Informatica OEM Power Center ETL Server may be used with any data source provided the target(s) are: (i) the Oracle Business Intelligence applications programs, (ii) the underlying platforms on which the Oracle Business Intelligence Suite Enterprise Edition program or associated components run, or (iii) a staging database for any of the foregoing. Informatica OEM Power Center ETL Server may also be used where the Oracle Business Intelligence applications programs are the source and non-Oracle Business Intelligence application programs are the target, provided, that users do not use Informatica OEM PowerCenter ETL Server to transform the data.

•

When you purchase a license for the Data Warehouse Business Adapter program you must have the appropriate licenses for each operational application used as a source (e.g., Oracle, SAP, PeopleSoft, Siebel). A license to the Data Warehouse Adapter program does not provide a license or the right to use the operational applications, a license to the Data Warehouse Adapter program provides only a connector to them.

•

For the TimesTen In-Memory Database, Replication - TimesTen to TimesTen and Cache Connect to Oracle programs, the number of gigabytes (GB) specified in the program name is the maximum size of data store (aggregate of in-memory databases or caches on a single computer system or node in a cluster of servers) irrespective of the number of processors licensed. You may not exceed the specified GB data store limitation unless you acquire additional licenses from Oracle.

If you purchase Named User Plus licenses for the programs listed below, you must maintain the following user minimums and user maximums:

Program: Named User Plus Minimum

Oracle Database Enterprise Edition: 25 Named Users Plus per Processor

Rdb Enterprise Edition: 25 Named Users Plus per Processor

CODASYL DBMS: 25 Named Users Plus per Processor

TopLink and Application Development Framework: 10 Named Users Plus per Processor

Internet Application Server Java Edition: 10 Named Users Plus per Processor*

Internet Application Server Standard Edition: 10 Named Users Plus per Processor*

Internet Application Server Enterprise Edition: 10 Named Users Plus per Processor*

BPEL Process Manager: 10 Named Users Plus per Processor

Portal: 10 Named Users Plus per Processor

Integration: 10 Named Users Plus per Processor

Business Intelligence: 10 Named Users Plus per Processor

Forms and Reports: 10 Named Users Plus per Processor

Web Services Manager: 10 Named Users Plus per Processor

XML Publisher: 10 Named Users Plus per Processor

Virtual Directory: 10 Named Users Plus per Processor

SOA Suite for Non Oracle Middleware: 10 Named Users Plus per Processor

Business Activity Monitoring for Non Oracle Middleware: 10 Named Users Plus per Processor

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Fusion Middleware for PeopleSoft: 10 Named Users Plus per Processor

Fusion Middleware for SAP: 10 Named Users Plus per Processor

Business Intelligence Standard Edition: 10 Named Users Plus per Processor

Universal Content Management: 10 Named Users Plus per Processor

Imaging and Process Management: 10 Named Users Plus per Processor

Information Rights Management: 10 Named Users Plus per Processor

Enterprise Content Management Suite: 10 Named Users Plus per Processor

Business Intelligence Standard Edition One: 5 Named Users Plus per Processor

*	The Named User Plus Minimum does not apply if the program is installed on a one processor machine that allows for a maximum of one user per program.

Program: Named User Plus Maximum

Personal Edition: 1 Named User Plus per database

Business Intelligence Standard Edition One: 50 Named Users Plus per Processor

The number of licenses for the programs listed below must match the number of licenses of the associated database and if you purchase Named User Plus licenses for these programs, you must maintain, at a minimum, 25 Named Users Plus per Processor per associated database:

Real Application Clusters, Partitioning, OLAP, Data Mining, Spatial, Advanced Security, Label Security, Database Vault, Warehouse Builder Enterprise ETL, Warehouse Builder Data Quality, Diagnostics Pack, Tuning Pack, Change Management Pack, Configuration Management Pack and Provisioning Pack for DB

The offer is valid through 31-MAY-07 and shall become binding upon execution by you and acceptance by Oracle.

Netsuite, Inc.		ORACLE USA, INC.

Signature	/s/ David Lipscomb	Signature	/s/ Peter K. Roy

Name	David Lipscomb	Name	Peter K. Roy

Title	SVP, Engineering	Title	Director

Signature Date	21 May 2007	Signature Date	5/27/07

Effective Date	(to be completed by Oracle)	5/27/07

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